EXHIBIT NO.       DESCRIPTION
23.2                       Consent of Stibel & Toulan, LLP
                              Counsel to the Company                     1/29/98



                               STIBEL & TOULAN LLP
                                Attorneys At Law
                                183 State Street
                           Boston, Massachusetts 02109


Telephone: 617-523-6000                                         Internet E-Mail:
Facsimile:   617-523-6100                                      SATLAWLLP@AOL.COM


                                                              January 29, 1998


To the Board of Directors
of Say Yes Foods, Inc.

         We hereby consent to the use in the Prospectus to be included in the Registration Statement on Form SB-2 being filed by Say Yes Foods, Inc. of our opinion dated December 29, 1997 and December 31, 1997 in connection with the Convertible Preferred Stock Purchase Agreements of even dates therewith. We also hereby consent to the reference to our firm under the caption "Counsel" in such Prospectus.

                                                           STIBEL & TOULAN, LLP



                                                           By
                                                           Roy D. Toulan, Jr.
                                                           A Member of the Firm